                                                                   EXHIBIT 10.86

                                SERVICE AGREEMENT

         This Agreement is made and entered as of this 11th day of November, 1997, by and between US Airways, Inc., (herein referred to as "US Airways"), a Delaware corporation having its principal place of business at 2345 Crystal Drive, Arlington, Virginia 22227, and Mesa Airlines, Inc., (herein referred to as "MesaJet"), a Nevada corporation having a principal place of business at 2325 East 30th Street, Farmington, New Mexico 87401.

                                   WITNESSETH:

         WHEREAS, US Airways holds a certificate of public convenience and necessity issued by the Department of Transportation ("DOT") authorizing US Airways to engage in the interstate and overseas air transportation of persons, property and mail between all points in the United States, its territories and possessions;

         WHEREAS, MesaJet holds a certificate of public convenience and necessity issued by the Department of Transportation (DOT) authorizing MesaJet to engage in the interstate air transportation of persons, property and mail in the United States;

         WHEREAS, US Airways owns various trademarks, service marks and logos, including "US Airways," "US Airways Express," and distinctive exterior color decor and patterns on its aircraft, hereinafter referred to individually and collectively as the "US Airways Servicemarks";

         WHEREAS, MesaJet desires to operate regional jets as US Airways Express air transportation services as provided in this Agreement and wishes to acquire a

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
nonexclusive license for use of one or more of US Airways' Servicemarks for use in connection with MesaJet's operation of such services;

         WHEREAS, US Airways desires to contract for the operation of such regional jets as scheduled air transportation services by MesaJet and does hereby grant MesaJet the use of one or more of US Airways' Servicemarks in connection with MesaJet's operation of such services; and

         WHEREAS, both parties desire that MesaJet be compensated by US Airways for operating such regional jets as air transportation services and that US Airways assume certain of the business obligations associated with the marketing and sale of such transportation services to the traveling public, in each case as more particularly described herein;

         NOW THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and obligations hereinafter set forth, the parties to this Agreement hereby agree as follows:

ARTICLE 1 - COMPLIANCE WITH REGULATIONS

1.1 MesaJet hereby represents, warrants and agrees that all air transportation services performed by it pursuant to this Agreement or otherwise shall be conducted in full compliance with any and all applicable statutes, orders, rules, and regulations, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over MesaJet's operations, including, but not limited to the Federal Aviation Administration ("FAA") and the DOT (for purposes of this Agreement, any applicable

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
regulatory authority, whether domestically or internationally, shall be referred to as the "FAA"). MesaJet hereby accepts the sole and exclusive responsibility for complying with such governmental statutes, orders, rules, and regulations and the parties agree that US Airways will have no obligations or responsibilities, whether direct or indirect, with respect to such matters.

ARTICLE 2 - AIR TRANSPORTATION SERVICES TO BE PROVIDED BY

            MESAJET

2.1 At all times during the term of this Agreement and any amendment or extension thereof, MesaJet will schedule and operate US Airways Express air transportation service between various domestic city-pairs (hereinafter referred to as "the Service") using up to twelve Canadair Regional Jets, CRJ-200 fifty
(50) seat jet aircraft (hereinafter referred to as "the Aircraft"), based on the implementation schedule set forth in Exhibit 2.1, attached hereto and made a part hereof. The city-pairs from which the air transportation services are to be provided by MesaJet pursuant to this Agreement will be selected by US Airways' in its sole discretion. US Airways may, on [ * ] advance written notice to MesaJet, designate changes in the following: [ * ].

2.2 The Aircraft will comply with the descriptions and have the capacities and payloads as set forth in Exhibit 2.2, attached hereto and made a part hereof.

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

2.3 During the term of this Agreement, MesaJet will be responsible for the technical operation of the Aircraft and the safe performance of the flights in accordance with all applicable law (such law of any jurisdiction having authority, the "FAA Regulations"). MesaJet shall retain full authority, operational control and possession of the Aircraft to enable it to do so. In particular, MesaJet or its agents or employees will, for the purpose of the safe performance of such flights, have absolute discretion in all matters concerning the preparation of the Aircraft for flight, the flight, the load carried and its distribution insofar as such matters affect the safety of the Aircraft, the decision whether or not such flight shall be undertaken, and all other matters relating to the technical operation of the Aircraft. MesaJet will be solely responsible for, and US Airways will have no obligations or duties with respect to the dispatch of MesaJet's' flights operated pursuant to this Agreement or otherwise. For the purpose of this Section 2.3, the term flight dispatch will include, but will not be limited to, all planning of flight itineraries and flight paths, fueling and flight release.

2.4 The operation of the Aircraft shall be carried out in accordance with the FAA Regulations and the Air Authority-approved standards and practices of MesaJet thereunder.

2.5 MesaJet will furnish to US Airways a copy of relevant operating specifications, operational regulations, manuals and calculations in respect of the Aircraft and will also furnish to US Airways a copy of all flight statistics in respect of the flights operated.

2.6 During the term of this Agreement, the Aircraft will remain registered in the United States of America in accordance with the FAA Regulations.

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

2.7 In addition to the Aircraft described in Exhibit 2.2, attached hereto and made a part hereof, MesaJet may arrange for, and may have substitute aircraft as may be required to maintain effectively the seat miles which US Airways will utilize under this Agreement, during periods when MesaJet's primary aircraft may be out of service due to unforeseen and irregular maintenance requirements. Such spare or substitute aircraft will meet, at a minimum, US Airways Express cabin class standards and such aircraft's exterior decor will be subject to US Airways' prior written approval. Such approval will not be unreasonably withheld. If the scope of this Agreement is expanded pursuant to Section 12.1, the thirteenth aircraft will be treated as a spare or substitute aircraft for purposes of this Agreement. At the time of its acquisition, the cost of such aircraft will be added to the RJ Model referenced in Article 5 of this Agreement.

2.8 [ * ]. US Airways will be responsible for [ * ]. The parties have agreed to allocate costs in accordance with the designations reflected in Exhibit 2.8, attached hereto and made a part hereof.

ARTICLE 3 -  OPERATION UNDER THE "US AIRWAYS EXPRESS" NAME

3.1 The Aircraft and any replacement aircraft utilized by MesaJet pursuant to this Agreement will bear US Airways Servicemarks, presently consisting of the red, white, gray and blue aircraft exterior color decor and pattern provided by US Airways and the name "US Airways Express" and will utilize the US Airways Code in flight displays. At any time during the term of this Agreement, and at the sole discretion of US Airways,

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

MesaJet shall use such new or different servicemarks and exterior color decor and patterns on its Aircraft as US Airways may determine. Interior color schemes must also be approved by US Airways. Upon written notice from US Airways, which will include the specifications for any such changes in service-marks and/or exterior aircraft decor and patterns, MesaJet will effect such changes as promptly as is reasonably practicable. MesaJet will not be expected to implement changes in the exterior color decor and pattern, more than once in any three consecutive year period. [ * ].

3.4 In addition to use of the US Airways Servicemarks on the Aircraft, MesaJet will use and display suitable signs on the interior and exterior of the Aircraft identifying MesaJet as the operator of the services being provided pursuant to this Agreement. The location of the signs will be subject to the prior written approval of US Airways as to nature, size and location on MesaJet's Aircraft provided that the signs will satisfy the FAA Regulations and other Regulations.

ARTICLE 4 -  US AIRWAYS' SUPPORT SERVICES AND FACILITIES

4.1 US Airways will provide reservations, ground support services, station facilities, and cargo and mail handling services, to the extent and in the manner set forth in the subsequent sections of this Article 4. Such services and facilities will be furnished only with respect to MesaJet's Services offered under this Agreement.

4.2 Reservations

         (a) All reservations will be requested and confirmed for passengers using the Aircraft operated by MesaJet under this Agreement through US Airways' internal

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
reservations services. Connecting reservations to US Airways or to other air carriers will be requested and confirmed through US Airways' internal reservations system in accordance with currently established methods and procedures utilized by US Airways for its passengers. For passengers originating their travel at points other than those served by MesaJet under this Agreement, either on US Airways' internal reservations system or on the reservations systems of other airlines, connecting reservations to the services of MesaJet will also be made in accordance with currently established methods and procedures utilized by US Airways for its passengers. In all cases, US Airways will confirm the reservations of MesaJet's passengers through the entire itinerary of their scheduled trips. When a contact number is supplied by the passengers making such reservations, US Airways will assume the responsibility of notifying passengers of any changes in MesaJet's schedules or operations, provided that MesaJet furnishes US Airways with sufficient advance notice of such changes.

         (b) In the event of flight delays, cancellations or other schedule irregularities affecting MesaJet's scheduled services, and as soon as information concerning such irregularities is available, MesaJet will notify US Airways' reservations control center in a manner prescribed by US Airways and furnish such information in as much detail as is

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
reasonably practicable. All schedule changes and passenger reaccommodations for MesaJet passengers will be performed in the same manner as they would for US Airways passengers.

         (c) From time to time, and solely upon the request of MesaJet or its flight crews, US Airways may furnish MesaJet's flight crew with such U.S. weather bureau information or data as may be available to US Airways; provided, that in furnishing any such weather information or data to MesaJet, neither US Airways nor its employees or agents will be responsible or liable for the accuracy thereof.

4.3      Station Facilities and Ground Support Service

         (a) US Airways will provide the following services at locations where MesaJet provides air transportation services pursuant to this Agreement:

             [ * ]

                      " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

                  [ * ]

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

                  [ * ]

4.4      Cargo,  Company Materials ("CoMat") and Mail Handling Services.

         (a) US Airways' personnel or its agents will process appropriate tickets and/or bills of lading and US Airways airbills, accept for transportation, and will load on the regularly scheduled air transportation Services operated by MesaJet under this Agreement, such cargo and U. S. mail as will be tendered to it by the United States Postal Service ("USPS") and by cargo customers, provided that no Hazardous Materials, as defined by the F.A.A. Regulations and MesaJet's approved Hazardous Materials program, may be accepted and transported on MesaJet aircraft.

         (b) US Airways will observe and comply with all applicable regulations, instructions and procedures with respect to mail, CoMat and cargo packages.

         (c) Subject to subpart (b) of Section 4.4, above, US Airways will process any MesaJet CoMat that MesaJet may desire to send on MesaJet aircraft.

         (d) MesaJet personnel will comply with US Airways' applicable instructions and procedures with respect to CoMat packages tendered to US Airways pursuant to this Agreement.

4.5      Terms of Transportation, Sales and Promotion

         (a) US Airways' Terms of Transportation, with certain exceptions listed therein, including procedures with respect to schedule change and passenger

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
reaccommodation procedures, will be applicable to services provided by MesaJet pursuant to this Agreement. Such Terms of Transportation will at all times be available for public inspection at MesaJet's corporate offices and at each airport ticket counter and sales office maintained and operated by US Airways in connection with the Services provided under this Agreement.

         (b) All tickets issued for air passenger transportation, and all bills of lading, US Airways airbills and invoices issued for U. S. mail and cargo shipments, provided on the Service offered under this Agreement, will bear the "US Airways" airline designator code.

         (c) [ * ]

         (d) US Airways will include the scheduled air services provided by MesaJet pursuant to Article 2 of this Agreement in its public timetables (including MesaJet's connecting schedules on the same basis as it does its own). All references in US Airways' public timetables to MesaJet's US Airways Express services will also contain notations indicating that such scheduled services are performed by MesaJet as an independent contractor under the appropriate US Airways Servicemarks and will comply with all regulatory disclosure requirements.

ARTICLE 5 - COMPENSATION FOR SERVICES

5.1 US Airways and MesaJet have developed a certain cost model, hereinafter referred to as "the RJ Model", which will be used to determine the Base Compensation

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

Rate per ASM to be paid by US Airways for [ * ] pursuant to this Agreement. The RJ Model assumes, among other things, that MesaJet crews will be positioned at US Airways' hub cities. The RJ Model is a proprietary model developed by MesaJet, and [ * ], for any other purpose without the express written consent of MesaJet.

5.2 The RJ Model consists of several components. [ * ].

5.3 The RJ Model will be maintained by an independent accounting firm mutually agreed-upon prior to the commencement of the services described in this Agreement. Such accounting firm will be responsible for overseeing calculations made pursuant to the RJ Model to ensure the accuracy of payments made by US Airways to MesaJet for services provided pursuant to this Agreement.

5.4 (a) US Airways will pay MesaJet on the [ * ] an amount based upon the RJ Model's estimated figures, such amount being referred to as the Base Compensation Rate per ASM less an amount equal to [ * ]. US Airways will [ * ]. By the end of the

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
following month, US Airways and MesaJet will [ * ] as discussed in Section 5.2 above.

         (b) A payment from the [ * ], hereinafter referred to as [ * ] will be made [ * ] to MesaJet at the end of each calendar quarter beginning in 1998, upon MesaJet reaching [ * ] and in Exhibit 5.5 (the "Annual Plan Target"). The determination as to whether MesaJet will receive a [ * ] will be made as described in Section 5.5(b) below. At the end of the fourth calendar quarter, (beginning in 1998), the [ * ] made will be reconciled with the [ * ]. Any appropriate adjustments to the amounts paid for the [ * ] will be made equitably at that time.

         (c) The parties recognize that payments under the [ * ] may from time to time [ * ] available in the [ * ]. In that event, US Airways will provide any additional amounts required to compensate MesaJet for the [ * ] earned pursuant to Section 5.5(b), below.

         5.5 (a) [ * ] to which MesaJet is entitled will be determined from [ * ] based on criteria set forth in Exhibit 5.5, attached hereto and made a part hereof.

         (b) The [ * ] is [ * ] by [ * ] by [ * ]. The formulas for determining these values is as follows:

    [ * ] = [ * ]
          [ * ] by [ * ] by [ * ]

    [ * ] = [ * ] by [ * ]

         c) The annual [ * ] is equal to the [ * ] by [ * ] by [ * ] and [ * ] by [ * ] as [ * ] the [ * ] by [ * ] where:

   [ * ] = [ * ]
         [ * ] by [ * ] by [ * ]

    [ * ]  =  [ * ] by [ * ]

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

         (d) MesaJet must earn a minimum of [ * ] points annually under the Annual Plan Target in order to receive an [ * ]. US Airways will not be responsible for any payment if the amount calculated under this program is a [ * ]. MesaJet will be responsible to refund promptly portions of the [ * ] payments if the final [ * ] is less than the accumulated total of [ * ] to MesaJet pursuant to this Article 5 and Exhibit 5.5.

         (e) The [ * ] for which MesaJet will receive compensation will [ * ]. The [ * ] for which MesaJet will receive an [ * ] will be equal to a [ * ]. The [ * ] for which MesaJet will receive an [ * ] will be [ * ]. The [ * ] is [ * ].


5.6 US Airways agrees to grant to MesaJet [ * ] in each appropriate category under the Annual Plan Target program for any day that a [ * ], and [ * ] is directly responsible for MesaJet being unable to operate its flights pursuant to this Agreement.

5.7 Any disputes between US Airways and MesaJet arising as a result of the application of the Annual Plan Target program is to be resolved in accordance with the dispute resolution procedures set forth in Article 14 of this Agreement.

5.8 All payments due under this Article will be paid directly to MesaJet, or US Airways, as the case may be, within [ * ] of the calculation of any payment that is due under this Agreement.

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

ARTICLE 6 - LIABILITY, INDEMNIFICATION AND INSURANCE

Section 6.1 MesaJet is an Independent Contractor

         (a) The employees, agents, and/or independent contractors of MesaJet engaged in performing any of the services MesaJet is to perform pursuant to this Agreement will be employees, agents, and independent contractors of MesaJet for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of US Airways. In its performance under this Agreement, MesaJet will act, for all purposes, as an independent contractor and not as an agent for US Airways. US Airways will have no supervisory power or control over any employees, agents or independent contractors engaged by MesaJet in connection with its performance hereunder, and all complaints or requested changes in procedures will, in all events, be transmitted by US Airways to a designated officer of MesaJet. Nothing contained in this Agreement is intended to limit or condition MesaJet's control over its operations or the conduct of its business as an air carrier, and MesaJet and its principals assume all risks of financial losses which may result from the operation of the air transportation services to be provided by MesaJet hereunder.

         (b) The employees and agents of US Airways engaged in performing any of the services US Airways is to perform pursuant to this Agreement will be employees and agents of US Airways for all purposes, and under no circumstance will they be deemed to be employees and agents of MesaJet. MesaJet will have no supervision or control over any such US Airways employees and agents and any complaint or requested change in procedure will be transmitted by MesaJet to US Airways' designated representative.

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

6.2      Liability and Indemnification

         (a) Each party hereto assumes full responsibility for any and all liability to its own directors, officers, employees, or agents arising from injury, or death resulting from or sustained in the performance of its respective services under this Agreement.

         (b) MesaJet will indemnify, defend, protect, save, and hold harmless US Airways, its directors, officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages, and losses (including the costs, fees, and expenses in connection therewith and incident thereto), brought against US Airways, its directors, officers, employees or agents by or on behalf of any director, officers, employee, agent or independent contractor of MesaJet or anyone else claiming through such persons, or by reason of damage or destruction of property of any such person, or injury to or death of such person, caused by or arising out of any act or omission of MesaJet occurring during the term of this Agreement. US Airways will give MesaJet prompt and timely notice of any claim made or suit instituted against US Airways which in any way results in indemnification hereunder, and MesaJet will have the right to compromise or participate in the defense of same to the extent of its own interest, including the selection of counsel to represent its interest in the matter.

         (c) Each party, with respect to its own employees, accepts full and exclusive liability for the payment of worker's compensation and/or employer's liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or retirement benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to made such payments and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such taxes, contributions or other payments.

         (d) US Airways will indemnify, defend, protect, save, and hold harmless MesaJet, its directors, officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages, and losses (including all costs, fees and expenses in connection therewith or incident thereto), brought against MesaJet, its directors, officers, employees or agents by or on behalf of any director, officer, employee, agent or independent contractor of US Airways or anyone else claiming through such persons, or by reason of damage or destruction of property of any such person, or injury to or death of such person, caused by or arising out of any act or omission of US Airways occurring during the term of this Agreement. MesaJet will give US Airways prompt and timely notice of any claim made or suit instituted against MesaJet which in any way results in indemnification hereunder, and US Airways will have the right to compromise or participate in the defense of same to the extent of its own interest, including the selection of counsel to represent its interest in the matter.

6.3 Insurance Coverage

         (a) MesaJet will, at all times during the effectiveness of this Agreement, have and maintain in full force and effect, policies of insurance satisfactory to US Airways, of the types of coverage, and in the minimum amounts stated below with companies

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
satisfactory to US Airways and under terms and conditions satisfactory to US Airways, including coverage on all Aircraft from which services are to be provided pursuant to this Agreement. Unless otherwise specified, the minimum amounts of insurance coverage required under this paragraph will be [ * ] per occurrence, combined single limit for all coverage required under this paragraph.

Type of Insurance Coverage                                                       Minimum Amount of Insurance Coverage
--------------------------                                                            (U.S. Currency-Per Accident)
                                                                                      ----------------------------
1.  Comprehensive Aircraft Liability
      Insurance (including Products
      Liability Insurance)

         a.  Bodily Injury and Personal Injury-Passengers
         b.  Bodily Injury and Personal Injury-Third Parties
         c.  Property Damage

2.  Worker's Compensation Insurance                                              Statutory
      (MesaJet's Employees)

3.  Employer's Liability                                                         [ * ]
     (MesaJet's Employees)

4.  All risk hull insurance on aircraft performing                               [ * ]
     services hereunder

         (b) The parties hereby agree that from time to time during the life of this Agreement, US Airways may require MesaJet to have and maintain amounts different from those set forth in paragraph (a) above, should the circumstances and conditions of

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

MesaJet's operations under this Agreement be deemed in US Airways' reasonable judgment, to require reasonable increases in any or all of the foregoing minimum insurance coverage.

         (c) MesaJet agrees, in addition, that all policies of insurance which it maintains pursuant to this Agreement, will:

                  (i) provide that any waiver of rights of subrogation against other parties by MesaJet will not affect the coverage provided hereunder with respect to US Airways; and

                  (ii) with respect to the services performed by the parties pursuant to this Agreement, provide that MesaJet's underwriters will waive any and all subrogation rights against US Airways, its directors, officers, agents and employees.

                  (iii) be duly and properly endorsed to provide that each such policy or policies or any part or parts thereof will not be canceled, terminated, or materially altered, changed or amended by MesaJet's insurance underwriters, until after [ * ] written notice to US Airways which [ * ] written notice will commence to run from the date such notice is actually received by US Airways.

         (d) With respect to policies of insurance described in subsection numbered 1 of Section 6.3(a) of this Agreement, MesaJet will provide that such policies:

                  (i) endorse US Airways, its directors, officers, agents, and employees as

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

                         Additional Insureds thereunder;

                  (ii) constitute primary insurance for such claims and acknowledge that any other insurance policy or policies of US Airways will be secondary or excess insurance;

                  (iii)  cover US Airways' [ * ]

                         including, without limitation, [ * ] of

                         [ * ]; and

                  (iv)   provide a [ * ], and a

                         [ * ]

                         assumed by MesaJet under this Agreement.

         (e) With respect to policies of insurance for coverage described in subsections 1 and 4 of Section 6.3(a) of this Agreement, a breach of warranty clause acceptable to US Airways must be provided by MesaJet's insurers.

         (f) All aircraft hull insurance provided pursuant to subsection 4 of
Section 6.3(a) of this Agreement will be provided on [ * ], and, except with the consent of US Airways, will not be subject to more than the standard market deductibles, as certified by MesaJet's current broker or other recognized broker in the event of loss, settled on the basis of a total loss, all losses will be payable in full.

         (g) In the event that any of MesaJet's insurance policies under this Agreement are obtained directly from foreign underwriters, US Airways must be allowed to maintain against such foreign underwriters, a direct action in the United States upon said insurance policies and to provide for service of process to an attorney located within the United

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

States, who maintains an office in Washington, D. C.,  or New York, New York.

         (h) Upon the effective date of this Agreement, and from time to time thereafter upon request by US Airways, MesaJet will furnish to US Airways evidence satisfactory to US Airways of the aforesaid insurance coverage and endorsements, including certificates from its existing broker, satisfactory evidence to US Airways certifying that the aforesaid insurance policy or policies with the aforesaid policy limits are duly and properly endorsed as aforesaid and are in full force and effect. Initially, this evidence will be provided by certified copies of the policies required hereunder. In the event of a change of broker by MesaJet, such certificates will be supplied to US Airways from brokers reasonably satisfactory to US Airways.

         (i) In the event MesaJet fails to maintain in full force and effect any of the insurance and endorsements described in this Section 6.3, US Airways will have the right (but not the obligation) to procure and maintain such insurance or any part thereof. The cost of such insurance will be payable by MesaJet to US Airways upon demand by US Airways. The procurement of such insurance or any part thereof by US Airways does not discharge or excuse MesaJet's obligation to comply with the provisions of this Section. MesaJet agrees not to cancel, terminate or materially alter, change or amend any of the policies referred to in this Section until after providing [ * ] advance written notice to US Airways, of its intent to so cancel, terminate or materially alter, change or amend said policies or insurance, which [ * ] notice period will commence to run from the date notice is actually received by US Airways.

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

Section 6.4 Cargo Liability Insurance

         US Airways will maintain cargo liability insurance coverage, in types and amounts required by law, for all air freight transported by MesaJet under a US Airways airbill on flights operated pursuant to the Services provided by MesaJet under this Agreement.

ARTICLE 7 - TERM AND TERMINATION

7.1 This Agreement is effective as of the date and year first written above, and Services provided hereunder will continue, without interruption, for a period of five (5) years from the implementation date of the first Aircraft, unless it is terminated on an earlier date pursuant to the provisions of this Article 7.

7.2 In the event of any change in the statutes and/or regulations governing the provision of the Services to be provided pursuant to this Agreement that materially affects the rights and/or obligations presently in force with respect to the requirement of US Airways or MesaJet, or both, then the parties hereto will consult within thirty (30) days after any of the occurrences described herein in order to determine what, if any, changes to this Agreement are necessary or appropriate to preserve the essence of the Agreement. If the parties hereto are unable to agree whether any change or changes to this Agreement are necessary and proper, or as to the terms of such change or changes, or whether this Agreement should be canceled in light of the occurrences as described above, and such failure to reach agreement will continue for a period of thirty (30) days

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
following the commencement of the consultations provided for by this Section 7.2, then this Agreement may be canceled by either US Airways or MesaJet upon providing the other party a minimum of ninety (90) days' written notice of such cancellation.

7.3 US Airways may terminate this Agreement, for cause, upon not less than ninety (90) days' written notice to MesaJet, should any of the following conditions set forth in subparts (a) through (d) of this Section 7.3 occur during the term of this Agreement. After notice of termination is given, US Airways will meet with MesaJet for the purpose of resolving the conditions so occurring. Should such conditions not be corrected within ninety (90) days (or action taken to begin correcting the problem if correction cannot be completed within ninety (90) days), or if US Airways and MesaJet do not agree that such conditions exist, then the termination is effective. If the conditions are corrected (or all steps to remedy the situation have been or are scheduled to be implemented as soon as practicable if the correction cannot be completed reasonably within ninety (90) days', the termination notice shall be deemed rescinded. The conditions are:

         (a) If MesaJet [ * ] specified in Exhibit 2.2 in the manner required in
Article 2, except as otherwise provided herein; or

         (b) If MesaJet's [ * ] the following standard to cancellations attributable to [ * ] or [ * ] within MesaJet's normal management control:

             [ * ] for any [ * ] consecutive months, or
             [ * ] for any [ * ] consecutive months, or

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

         (c) If, MesaJet's [ * ] as measured in the Incentive Plan [ * ] either of the following:

                 [ * ] for any [ * ] consecutive months, or
                 [ * ] for any [ * ] consecutive months; or

         (d) If MesaJet admits liability or is found liable for safety infractions (other than routine administrative fines) by the Federal Aviation Administration which could lead to the suspension or revocation of MesaJet's operating certificate.

7.4 US Airways may terminate this Agreement, without cause, at any time following the third anniversary of the commencement of service of each aircraft under this Agreement, provided that one hundred eighty (180) days' advance written notice is given to MesaJet. Termination of this Agreement will not relieve either party from any obligation or liability accrued hereunder prior to the time of such termination. In the event of early termination under this provision, US Airways will pay: a) [ * ] of all [ * ] incurred by MesaJet if such termination occurs following the third anniversary of this Agreement; and
b) [ * ] of all [ * ] incurred by MesaJet is such termination occurs following the fourth anniversary of this Agreement. It is understood that any termination under this provision will be handled on an individual aircraft by aircraft basis and will be phased so that each aircraft operating under this Agreement will have been in service for US Airways a minimum of three years at the time it is terminated from service pursuant to this provision.

7.5 Upon final termination of this Agreement, each party will, as soon as practicable, return any and all property of the other party to such other party.

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

ARTICLE 8 - PENALTIES FOR POOR PERFORMANCE

8.1 If MesaJet's [ * ] falls below [ * ] for any [ * ], or [ * ] for any [ * ], due to [ * ] attributable to [ * ] within MesaJet's [ * ] control, US Airways will reduce the payments owed to MesaJet pursuant to Article 5 of this Agreement by an amount equal to [ * ], and [ * ], respectively, [ * ]. This penalty may be collected for a [ * ] of [ * ], at which time, US Airways will elect to either terminate this Agreement pursuant to Section 7.3 or resume making normal monthly payments to MesaJet under Article 5 of the Agreement.

8.2 If MesaJet's arrival performance falls below [ * ] as measured in the Incentive Plan, US Airways will reduce the payments to MesaJet pursuant to
Article 5 of this Agreement by an amount equal to [ * ].

ARTICLE 9 - SERVICE MARK LICENSE FOR SERVICES PROVIDED
            PURSUANT TO THIS AGREEMENT

9.1      Grant of License

         US Airways hereby grants to MesaJet a nonexclusive, nontransferable license to use such US Airways Servicemarks as US Airways may designate from time-to-time in connection with the services to be rendered by MesaJet under this Agreement; provided, however, that at any time during the term of this Agreement, US Airways may alter, amend or revoke the license hereby granted and require MesaJet's use of any new or different US Airways Servicemarks in conjunction with the air transportation services provided hereunder as US Airways may determine in the exercise of its sole discretion

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
and judgment.

9.2 Terms and Conditions Governing Trademark License

         (a) MesaJet hereby acknowledges US Airways' ownership of the US Airways Servicemarks, further acknowledges the validity of the US Airways Servicemarks, and agrees that it will not do anything in any way to infringe or abridge US Airways' rights in its Servicemarks or directly or indirectly to challenge the validity of the US Airways Servicemarks.

         (b) MesaJet agrees that, in providing the Services contemplated under this Agreement, it will not advertise or make use of the US Airways Servicemarks without the prior written approval of US Airways. US Airways will have absolute discretion to withhold its consent concerning any and all such advertising and use of the US Airways Servicemarks in advertising by MesaJet. In the event US Airways approves the use of such US Airways Servicemarks in any advertising, such advertising will identify US Airways as the owner of such servicemarks, and conform with any additional requirements specified by US Airways.

         (c) To the extent that MesaJet is licensed to use the US Airways Servicemarks, they will only be used in conjunction with the services specifically covered by this Agreement and not in connection with any other businesses or activities of MesaJet or any other entity.

         (d) Nothing in this Agreement will be construed to give MesaJet the exclusive right to use the US Airways Servicemarks, or to abridge US Airways' right to use and/or

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
license its Servicemarks, and US Airways hereby reserves the right to continue use of the US Airways Servicemarks and to license such other uses of said Servicemarks as US Airways may desire.

         (e) No term or provision of this Agreement will be construed to give MesaJet the exclusive right to use the US Airways Servicemarks. US Airways hereby reserves the right to continue use of the US Airways Servicemarks and to license such other uses of said Servicemarks as US Airways may desire.

         (f) No term or provision of this Agreement will be construed to preclude the use of the Servicemarks "US Airways Express" or the aircraft exterior color decor and patterns by other individuals or entities not covered by this Agreement.

         (g) Upon the cancellation or termination of this Agreement, the license and use of the US Airways Servicemarks by MesaJet will cease, and such use will not thereafter occur except as appropriate in any phase-out of service of this Agreement..

ARTICLE 10 - FORCE MAJEURE

10.1 Notwithstanding anything to the contrary herein contained, it is agreed that either Party will be relieved of its obligations hereunder in the event and to the extent that performance hereof is delayed or prevented by any cause beyond its control and not caused by the Party claiming relief hereunder, including, without limitation, acts of God, public enemies, war, insurrection, acts or orders of governmental authorities, fire, flood, explosion, or riots or the recovery from such cause ("force majeure"), provided, however, that the foregoing will not apply to the obligations assumed by MesaJet under

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

Article 6 of this Agreement.

10.2 MesaJet agrees that where relief is obtained under this provision to make its best efforts to resume Service. MesaJet further agrees to consult with and advise US Airways of any anticipated delay or failure, as soon as it becomes aware of such anticipated delay or failure or the possibility thereof, whether for force majeure or otherwise, and where applicable, to re-establish applicable timetables.

ARTICLE 11- NOTICES

11.1 Except where specified elsewhere in this Agreement, any and all notices, approvals or demands required or permitted to be given by the Parties hereto will be sufficient if made in writing and sent by certified mail, postage prepaid, overnight courier or delivered by hand. When sent by mail, such notices will also be sent by facsimile. Notices to US Airways will be addressed to:

US Airways, Inc.:                                             Mesa Airlines, Inc.:
John Selvaggio                                                Gary E. Risley

Vice President- US Airways Express Division                   Chief Legal Officer
US Airways, Inc.                                              Mesa Airlines, Inc.
2345 Crystal Drive                                            2325 East 30th Street
Arlington, Virginia   22227                                   Farmington, New Mexico   87401

Telephone:   (703) 872-7070                                   Telephone:  (505) 326-4402
Facsimile:     (703) 872-7312                                 Facsimile:   (505) 326-4485

with copies delivered at the same address to the attention of US Airways' General Counsel, Facsimile: (703) 872-5208.

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

ARTICLE 12- OPTION FOR ADDITIONAL AIRCRAFT

12.1 Commencing on the second anniversary date of the Service provided pursuant to this Agreement, US Airways may request that MesaJet provide up to twelve (12) additional aircraft of the type specified in Article 2.2, for the supplementation of air transportation services to US Airways by MesaJet, such services to be provided in a manner consistent with the terms of this Agreement. Such request made pursuant to this provision will be in writing and provided to MesaJet in accordance with the requirements of Article 11 of this Agreement.


12.2 MesaJet agrees to negotiate in good faith with US Airways concerning the supplementation of its services as contemplated in Section 12.1, and in a manner consistent with the terms hereof. MesaJet will advise US Airways within sixty
(60) days of the receipt of notice of its ability to provide such additional services.

ARTICLE 13 - MISCELLANEOUS

13.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto unless subsequently amended in writing, executed by duly authorized representatives of both parties or their respective successors in interest.

13.2 Headings. Article titles and subheadings contained herein are inserted only as a matter of convenience and for reference. Such tittles in no way define, limit, or describe the scope or extent of any provision of this Agreement.

13.3 Severability. If, for any reason, any portion of this Agreement will be deemed

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
unenforceable or determined by a court of competent jurisdiction to be in violation of or contrary to any applicable statute, regulation, ordinance, order, or common law doctrine, then that portion will be of no effect. Nevertheless, the balance of the Agreement will remain in full force and effect as if such provision were never included.

13.4 Waiver. Except as otherwise specifically provided in this Agreement, a waiver by either Party of any breach of any provision of this Agreement, or either Party's decision not to invoke or enforce any right under this Agreement, will not be deemed a waiver of any right or subsequent breach, and all provisions of this Agreement will remain in force.

13.5 Assignability. The Parties agree that this Agreement and the rights and obligations established hereunder, may not be assigned, in whole or in part, without the prior written consent of the other, where such consent will not be unreasonably withheld, except that US Airways may assign its rights to US Airways Group, Inc., or any subsidiary of that company, or any successor through merger, asset sale, operation of law or the like. MesaJet may assign its right to Mesa Air Group, Inc., or any subsidiary of that company, or any successor through merger, asset sale, operation of law or the like.

13.6 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the United States and the [ * ], as though the entire contract were performed in [ * ] and without regard to [ * ] conflict of laws status. The parties further agree that they consent to the jurisdiction of the [ * ] or the federal courts located within the [ * ] and waive any claim of jurisdiction or forum non conveniens.

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "

13.7 No Franchise. Nothing is this Agreement is intended to imply or confer upon the arrangements contemplated hereunder, any status as a "franchise" as recognized under any state law. Accordingly, no franchisor-franchisee relationship exists between US Airways and MesaJet as a result of this Agreement.

13.8 Renewal Negotiations. Not less than one hundred eighty (180) days prior to the expiration of this Agreement, the parties agree to enter into good faith negotiations for the extension or renewal of this Agreement upon similar terms and conditions adjusted based upon past experiences and current conditions. If the parties cannot reach agreement during such time period, the Agreement shall terminate without either party having any remaining responsibility with respect to this provision.

ARTICLE 14 - CONFIDENTIALITY

14.1 The Parties agree that the terms of this agreement will be treated as confidential and will not be disclosed to third parties without the express written consent of both parties, or as required by law. In the event of disclosure required by law, only those portions of this Agreement required to be disclosed will be released. The disclosing party will make good faith efforts to minimize the portions to be disclosed and will seek confidential treatment by the receiving party or agency or any portions disclosed. In the event of one party being served a subpoena or discovery request, prior to responding to the subpoena or request, the party served will notify the other party so that the other party will have an opportunity to contest, it chooses to do so, the disclosure of the content of

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
this Agreement.

14.2 "Confidential Information" means all restricted information having business value, regardless of the form in which it exists, including, without limitation, the terms of this Agreement, written documents, oral communications, recordings, videos, software, databases, business plans, and electronic/magnetic media, provided to or observed by either party pursuant to this Agreement, including information owned or provided by either party to the other party, except for information that is publicly disclosed. Each party agrees that it will maintain all Confidential Information in confidence and use it solely for purposes of performance under this Agreement. Such Confidential Information will be distributed within each party's company only to personnel with a need to know such information for purposes relating to this Agreement or in compliance with a court order or statutory or regulatory requirements. In no event will either Party disclose any Confidential Information to any third parties except subcontractors and independent consultants and then only if approved by the Party which owns such Confidential Information in advance of such disclosure.


14.3 Confidential Information does not include information which is or becomes available to the general public other than as a result of disclosure by the receiving party or information which was known or independently developed by the receiving party prior to disclosure, as evidenced by records kept in the ordinary course of business.

14.4 MesaJet acknowledges and agrees that any Confidential Information shared or given to US Airways pursuant to this Agreement may be shared by US Airways on a

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
confidential basis with US Airways Group, Inc., and US Airways Affiliates, where US Airways Affiliates is defined as those other companies that operate under a US Airways trade name, and subsidiaries of US Airways Group, Inc.

14.5 US Airways acknowledges and agrees that any Confidential Information shared or given to MesaJet pursuant to this Agreement may be shared by MesaJet on a confidential basis with Mesa Air Group, Inc., and MesaJet Affiliates, where MesaJet Affiliates is defines as those other companies that are subsidiaries of Mesa Air Group, Inc.

14.6 Upon the reasonable request of either party, each party will immediately return to the other party, at its own s expense, all documents of the requesting party and all copies of such documents in its possession or under the control either directly or indirectly of its agents. Each party acknowledges and agrees that the other party will have the right to exercise this right as many times as it deems necessary throughout the term of this Agreement.

ARTICLE 15 - DISPUTE RESOLUTION

15.1 Any dispute, difference, controversy or claim arising out of or relating to a significant event that might affect the accumulation of points under Article
5.5 of this Agreement, the breach or non-performance thereof shall first be attempted to be resolved by US Airways and MesaJet through mutual negotiations, consultation and discussions for a period of thirty days.

15.2 In the event that the parties are unable to settle their differences or disputes which may arise between them under Section 15.1, above, then either party may submit such

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
dispute ("Dispute") for binding arbitration with the following conditions:

         (a) the proceeding will be held before a panel of three arbitrator where each party will choose one arbitrator and the third will be selected jointly by the two appointed arbitrators and, where such agreement cannot be reached, by appointment of the Administrator of the American Arbitration Association or his or her designee;

         (b) except as modified by this Article, the Arbitration Rules of the American Arbitration Association will govern the arbitration;

         (c) the proceeding will be conducted in the Commonwealth of Virginia;

         (d) the law and common Law of the United States and the Commonwealth of Virginia will be applied without regard to Virginia conflict of laws statutes;

         (e) the proceeding will be closed except to the parties, their attorneys, representatives, witnesses and experts, all of whom must agree to maintain the confidentiality of the dispute;

         (f) the existence, proceeding and resolution of the Dispute will be kept confidential by the parties and will only be disclosed to parties and individuals with a need to know of its existence and who will agree to maintain confidentiality;

         (g) the arbitration will be binding upon the parties unless mutually agreed otherwise in writing; and

         (h) each party will be responsible for its own costs and expense incurred as a result of, or in connection with the arbitration, including the costs, fees,

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
                  and expenses of its own representatives and designated arbitrator, in the proceeding, except that the costs of the third arbitrator will be shared jointly by the parties.

IN WITNESS WHEREOF, US Airways and MesaJet have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

US AIRWAYS, INC.                            MESA AIRLINES, INC.

/s/ John N. Selvaggio                       /s/ Larry L. Risley
-----------------------------               -----------------------------------
By:  John N. Selvaggio                      By:  Larry L. Risley
Title:  Vice President                      Title:  Chairman/CEO
        US Airways Express Division

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "